(OTCQX: HPHW) Q3 Earnings Results Presentation Speakers: Henry Dubois, Chief Executive Officer Steven Balthazor, Chief Financial Officer Mark Clermont, President November 9th, 2017 (OTCQX: HPHW)

Safe Harbor 2 Special Note Regarding Forward-Looking Statements This presentation contains forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, concerning the Company’s plans, objectives, goals, strategies, future events or performances, which are not statements of historical fact and can be identified by words such as: “expect,” “continue,” “should,” “may,” “will,” “project,” “anticipate,” “believe,” “plan,” “goal,” and similar references to future periods. The forward-looking statements contained in this presentation reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward looking statements. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward- looking statements contained in this presentation are our ability to realize the expected synergies and other benefits from the merger with Provant Health Solutions; our ability to successfully implement our business strategy and integrate Provant Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenants contained in our credit facilities; the rate of growth in the Health and Wellness market and such other factors as discussed in Part I, Item 1A, Risk Factors, and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2016. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances, or to reflect the occurrence of unanticipated events, after the date of this presentation, except as required by law. This presentation contains information from third- party sources, including data from studies conducted by others and market data and industry forecasts obtained from industry publications. Although the Company believes that such information is reliable, the Company has not independently verified any of this information and the Company does not guarantee the accuracy or completeness of this information. Any references to documents not included in the presentation itself are qualified by the full text and content of those documents. During our prepared comments or responses to your questions, we may offer incremental metrics to provide greater insight into the dynamics of our business or our quarterly results, such as references to EBITDA and adjusted EBITDA, and other measures of financial performance. Please be advised that this additional detail may be one-time in nature and we may or may not provide an update in the future. These and other financial measures may also have been prepared on a non-GAAP basis.

3 Highlights Strong Channel Partner and End Customer Support  Merger resonates with marketplace  $ 14 million in annualized new sales on a run rate basis Busy Season driving results  Q3 Revenue: $ 14.0 million  Q3 EBITDA: ($ 1.5 million) included duplicate operational costs that will be eliminated once integration complete Q4 and 2018 guidance  $ 26 - 29 million revenue for Q4 2017  ~$ 4 million adjusted Q4 2017 EBITDA  $ 5 million adjusted EBITDA for 2018 Merger Synergies Ahead of Plan  $ 7.1 million in annualized mergers synergies already achieved

4 Q3 Results  Strong Q3 revenues of $ 14.0 million  44% revenue improvement compared to Q3 2016  24% gross profit improvement compared to Q3 2016 Revenue ($mm) Gross Profit ($mm) +24% +44%

5 Synergies Implementation of Synergies  Synergy projects ahead of schedule  Target: $ 7.0 million in annualized synergies  $ 7.1 million already achieved  Potential for additional savings based on initiatives in progress $ 7.1 million Annualized Synergy Savings already achieved $ 7.1 mm $ 7.0 mm 1.0$ 2.0$ 3.0$ 4.0$ 5.0$ 6.0$ 7.0$ Annual run rate Synergies Implemented

Market and Competitive Landscape Employers Channel Partners $1.8b $7.4b Total Addressable Market Buyers 20% Mid-size private businesses 40% Large corp. Clinical Research 17% Public sector 13% Small business 10% Nonprofit ► Bio/Pharma ► Research Universities, e.g.: › University of Michigan › Add Health / UNC Carolina Population Center ► Clinical Research Organizations, e.g. Westat 6

7 New Annualized Sales Key New Direct Customers • Hospital chains (2) • National assisted living facility company • Big 4 accounting firm • National retail consumer product brand New Clinical Research Project • UNC longitudinal health study $ 11.9 $ 14.1

Conclusions and Outlook

2017 Outlook

- On track to deliver record number of screenings / flu shots
- Exceeded forecasted synergy savings
- Integration moving forward and progressing per plan

Road Map to Success

- Solid customer base and revenue growth
- Increased operating capabilities
- Leverageable cost structure

Targets

$ 26 – $ 29 million revenue for Q4 2017

~$ 4 million adjusted EBITDA for Q4 2017

$ 7.0 million annualized synergy savings

$ 5 + million adjusted EBITDA for 2018



HOOPER HOLMES provant life. changing.

8